Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Financial Corporation Announces Successful Pricing of $210.6 Million Common Stock Offering

KANSAS CITY, Mo. (September 10, 2013) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, today announced the pricing of an underwritten public offering of 3,900,000 shares of its common stock at a price to the public of $54.00 per share. In addition UMB has granted the underwriters a 30-day option to purchase up to an additional 585,000 shares of common stock. BofA Merrill Lynch served as the sole book-running manager for the offering. Wells Fargo served as co-manager for the offering.

This offering of common stock is expected to close on September 16, 2013. The net proceeds to UMB, after deducting the underwriting discount and estimated offering expenses, will be approximately $201.1 million (or $231.4 million if the underwriters exercise their option to purchase additional shares in full). UMB intends to use the net proceeds from this offering for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of any offer to buy the common stock of UMB, nor shall there be any offer or sale of the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus supplement and accompanying prospectus.

UMB has filed a shelf registration statement with the Securities and Exchange Commission (SEC), has filed a preliminary prospectus supplement related to the offering, and will file a final prospectus supplement related to the offering. Prospective investors should read the registration statement, the prospectus supplement and accompanying prospectus, as well as the documents filed with the SEC that are incorporated by reference therein, for more complete information about UMB and the offering.

Copies of the registration statement, the prospectus supplements and accompanying prospectus, as well as the documents incorporated by reference therein, are available by visiting EDGAR on the SEC website at www.sec.gov. Additionally, the preliminary or final prospectus supplement and accompanying prospectus for the offering can be requested by contacting BofA Merrill Lynch, 222 Broadway, New York, New York, 10038, Attention: Prospectus Department, email: dg.prospectus_requests@baml.com.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2012, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed-income investment strategies to institutions and individual investors.